Exhibit 1.01

Everi Holdings Inc.

Conflict Minerals Report

For the Year Ended December 31, 2016

This Conflict Minerals Report for the reporting period from January 1, 2016 to December 31, 2016 (this “Report”) is made pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule requires public reporting companies to determine whether Conflict Minerals (as defined below) are necessary to the functionality or production of products they manufacture, or contract to manufacture; and if so, to disclose annually whether any of those Conflict Minerals originated in the Democratic Republic of Congo (“DRC”) or certain countries that share an internationally-recognized border with the DRC (each, an “adjoining country”). The term “Conflict Minerals” means cassiterite, columbite-tantalite, gold and wolframite and their derivatives (tin, tantalum, tungsten, and gold).

Company and Product Overview

Unless otherwise specified, or the context otherwise indicates, all references to “Everi,” “we,” “us,” “our,” and the Company” refer to Everi Holdings Inc. and its subsidiaries. Everi is dedicated to providing video and mechanical reel gaming content and technology solutions, integrated gaming payments solutions and compliance and efficiency software. Our Games business provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals installed at racetracks in the State of New York. Our Payments business provides: (a) access to cash at gaming facilities via Automated Teller Machine cash withdrawals, credit card cash access transactions, point of sale debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in states that offer intrastate, Internet-based gaming and lottery activities.

We manufacture, or contract to manufacture with third parties, to produce our electronic gaming machines (“EGMs”) and our kiosk products, as well as other sub-assemblies. We have assembly facilities in Austin, Texas and Las Vegas, Nevada, where we assemble the EGMs and our kiosk products, which include the cabinets, computer assemblies, LCD screens, printers, bill validators and acceptors and other wiring and harnesses (collectively, the “Products”).

Reasonable Country of Origin Inquiry

We are an assembler of products and not involved with the mining and sourcing of the raw materials, including any potential Conflict Minerals. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted into ingots, bullion or other Conflict Mineral containing derivatives. The smelters of the Conflict Minerals or refiners are consolidating points of raw ore and are in the best position in the total supply chain to ascertain the origin of the ores. Based on our assessment, we determined that the Products we manufactured, or contracted to manufacture, in 2016 may contain certain Conflict Minerals (tin, tungsten, tantalum and gold) that are necessary to the functionality or production of our finished goods; and therefore, are subject to the reporting obligations of the Rule and are covered by this Report.

To perform our reasonable country of origin inquiry (“RCOI”), we conducted a survey of our suppliers using the Conflict Free Sourcing Initiative (“CFSI”) template (the “Template”) developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative. In the survey, we asked those suppliers: (i) whether the products they supply to us (or their components) contained Conflict Minerals; and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our suppliers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

We distributed the survey templates to our suppliers and, based on the survey responses, identified approximately 234 relevant suppliers. We excluded as not relevant those suppliers from which we did not purchase materials during the reporting period, as well as those suppliers whose materials either did not contain Conflict Minerals or were not utilized in the manufacture of our Products during the reporting period. Giving effect to our efforts to follow up with suppliers who initially did not respond, we received a 54% response rate from the surveyed suppliers.  Based on our RCOI, we have reason to believe that some of the Conflict Minerals used in our Products may have originated in the DRC or an adjoining country, and may not have been from recycled or scrap sources. Accordingly, we conducted additional diligence on the source and chain of custody of Conflict Minerals used in the manufacture of our Products.

Source and Chain of Custody Due Diligence

Due Diligence Plan

We performed our source and chain of custody due diligence measures in accordance with the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (as described below and including by using the Template), as tailored to include steps appropriate for “downstream” companies such as the Company, by performing the following steps:

Establish strong management systems

We previously established an internal cross-functional team with executive-level representation and personnel with knowledge regarding our technology, products and supply chain to support supply chain due diligence. Our system of control and transparency for our supply chain consisted of our supplier survey and our response to the risks identified by that survey. In an effort to strengthen our engagement with our suppliers, we have requested our suppliers to provide smelter- and refiner-level information as part of the survey. A list of these smelters is set forth on Annex I to this report attached hereto.

We have also incorporated questions, into our information form for prospective new suppliers that address the use of Conflict Minerals. In addition, we require any suppliers that utilize in scope materials to provide an affirmative answer regarding the use of Conflict Minerals and to make certain representations that they will cooperate with our efforts to conduct due diligence and comply with the Rule. We also integrated our Conflict Minerals reporting requirements into our broad internal control procedures.

Identify and assess risk in our supply chain

We evaluated survey responses from our suppliers using risk-based criteria developed to determine those suppliers that warranted further due diligence, and followed up to clarify or amplify their responses as necessary. The risk-based criteria included, but were not limited to: incomplete responses, apparent lack of supplier diligence and inconsistencies in the data reported in the Template.

Design and implement a strategy to respond to identified risks

Based on our evaluation of the supplier responses described above, we implemented a risk management plan that includes follow-up with those suppliers that may be sourcing or processing Conflict Minerals from the DRC or an adjoining country and which may not be from recycled or scrap sources.

Support the development and implementation of independent third party audits of smelters’ and refiners’ sourcing

As a downstream company, we do not have direct relationships with smelters or refiners that produce the Conflict Minerals within our supply chain. Accordingly, we rely on the CFSI’s conflict-free smelters listing and do not perform or direct audits of these entities’ supply chains of Conflict Minerals.

Report on supply chain due diligence

This Report is publicly available in the investor relations section of our corporate website and is filed with the SEC.

Due Diligence Implementation and Results

In association with our commitment to monitor the due diligence approach, we continue to evaluate whether further inquiry of any such suppliers would result in additional information that would differ from, or be inconsistent with, any of the responses that the suppliers provided to our questionnaire. In addition, we continue to further assess by that additional form of engagement, whether any information communicated by the suppliers would give us reason to believe that any of the products supplied to us were sourced from the DRC or an adjoining country.

Based on the data provided by our suppliers, we concluded that while there may have been Conflict Minerals in our supply chain, whether sourced from the DRC, adjoining countries or internationally recognized and compliant source countries, we were unable to determine the exact amount of the Conflict Minerals used in the manufacturing process during the reporting period; however, the amount of these materials did not appear to be prevalent in the manufacture of our EGMs and full-service kiosks according to the due diligence procedures we performed.

Steps to be Taken to Further Mitigate Risk

Below are the steps that we have taken, intend to take, or will examine the possibility of taking, in order to improve the due diligence conducted and further mitigate any risk that Conflict Minerals in our Products could benefit armed groups in the DRC or an adjoining country:

•	adopt a supply chain policy for minerals originating from conflict-affected and high risk areas;

•	communicate to employees about their ability to comment on the use of conflict minerals through our ethics hotline; and

•	make available Conflict Mineral educational materials to all employees.

Forward-Looking Statements

This special disclosure report contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “project,” “may,” “should,” “will,” “likely,” “will likely result,” “will continue,” “future,” “plan,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected or assumed. If any of our assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

These cautionary statements qualify our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This special disclosure report should be read in conjunction with our most recent Annual Report on Form 10-K and the information included in our other press releases, reports and other filings with the Securities and Exchange Commission (the “SEC”). Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	A&M Minerals Ltd.	United Kingdom
Tungsten	A.L.M.T. Tungsten Corp.	Japan
Gold	Abington Reldan Metals, LLC	United States
Tin	Academy Precious Metals (China) Co., Ltd. 艾克迪贵金属材料(招远)有限公司	China
Tungsten	ACL Metais Eireli	Brazil
Gold	Advanced Chemical Company	United States
Gold	AGR Mathey	Australia
Gold	Aida Chemical Industries Co., Ltd.	Japan
Tin	AIM	Canada
Tungsten	Air Liquide Far Eastern Ltd.	Korea
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold & Silberscheideanstalt	Germany
Tungsten	Allied Material Corporation	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin	Alpha Metals Korea Ltd.	United States, Korea
Tin	Alpha Metals Taiwan Inc.	Taiwan
Tin	Amalgamated Metal Corporation PLC	Indonesia, Peru
Tin	American Iron and Metal	United States, Canada
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co., Ltd.	China
Tin	Ancient River Electrician	Japan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	China
Tin	Aoki Labatories Ltd. 青木科研有限公司	China
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan, China, Canada, United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Asarco	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Associated Swedish Steels AB, ASSAB (Taiwan Branch) 瑞典聯合鋼鐵公司 (台灣分公司)	Taiwan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Tungsten	ATI Tungsten Materials	United States
Tin	Atotech Taiwan Limited	Taiwan
Gold	AU Traders and Refiners	South Africa
Gold	AURA-II	United States
Gold	Aurubis AG	Germany
Tantalum	Avon Specialty Metals Ltd.	United Kingdom
Tungsten	Axis Material Ltd.	Japan
Tin	Balver Zinn - Josef Jost GmbH & Co., KG	Germany
Gold	Bangalore Refinery	India
Tin	Bangka-Belitung	Indonesia
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bank of Taiwan Department of Trade	Taiwan
Gold	Bauer Walser AG	Germany
Tin	Best Metals	Argentina, Brazil
Gold	Boliden AB	Sweden
Tin	Brinkmann Chemie AG	Germany
Tungsten	Buffalo Tungsten	China, United States
Gold	C. Hafner GmbH + Co. KG	Germany
Tantalum	Cabot	United States
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Cendres & Métaux SA	Switzerland
Gold	Central Bank of the DPR of Korea	Korea
Gold	Central Bank of the Philippines Gold Refinery & Mint	Philippines
Tungsten	Central Glass Co., Ltd. 中央硝子株式會社	China, Japan
Tin	CFC Cooperativa Dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Gold	Chalco Yunnan Copper Co., Ltd.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Gold	Changwon	Korea
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	China
Tin	Chengfeng Metals Co. Pte. Ltd.	Singapore
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Gold	Chimet S.P.A.	Italy
Gold	China Gold International Resources Corp. Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Gold	Chugai Mining	Japan
Tantalum	CIF	Brazil
Tin	Cloud New Non-ferrous Electrolytic Company Limited	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Gold	Codelco	Chile
Gold	Colt Refining	United States
Tin	Confidential	United States, China, Malaysia
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tin	Cookson	United States, China, Mexico
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Gold	Cooson Sempsa	Spain
Tin	CSC Pure Technologies	Russian Federation
Tin	CV United Smelting	Indonesia
Tantalum	D Block Metals, LLC	United States
Tin	Dae Kil	Korea
Gold	Daejin Indus Co., Ltd.	Korea
Tin	Daewoo International	Korea
Gold	Daye Non-ferrous	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Do Sung Corporation	Korea
Tin	Doctor of Solder Products Co., Ltd.	China
Gold	Doduco	Germany
Gold	Dongguan Standard Electronic Material Co., Ltd.	China
Gold	Dongguanshi Sutande Dianzi Cailiao Yoouxiange	China
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea
Tin	Duksan Hi-Metal Co., Ltd.	Korea
Tantalum	Duoluoshan	China
Tin	Dyfenco Green Applied Materials Co., Ltd. 岱暉綠能材料股份有限公司	China
Tantalum	E.S.R. Electronics	United States
Tin	Ebara-Udylite Co., Ltd. (改名為JCU Corporation , 株式会社JCU)	China
Gold	E-Chem Enterprise Corp.	Taiwan
Gold	Eco-System Recycling Co., Ltd.	Japan
Tin	Electroloy Metal Pte. Ltd.	Singapore
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Gold	Elemetal Refining, LLC	United States
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Gold	Emirates Gold DMCC	United Arab Emirates
Tin	Eon-tech (Suzhou) Corporation 譽碩電子科技(蘇州)有限公司	China

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	ESG Edelmetallservice GmbH & Co. KG	Germany
Tin	Estanho de Rondônia S.A.	Brazil
Tantalum	Ethiopian Minerals Development Share Co.	Ethiopia
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Gold	Faggi Enrico S.P.A.	Italy
Gold	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	FIR Metals & Resource Ltd.	China
Tin	Forever Glod Metal Material (D.G.) Co., Ltd. 永金金屬材料(東莞)有限公司	China
Tin	Fortemedia Co., Ltd. 富迪科技有限公司	China
Gold	Foxconn Corporation	Taiwan
Gold	FSE Novosibirsk Refinery	Russian Federation
Tin	Fuji Metal Mining Corp.	Taiwan
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tin	Funsur Smelter	Peru
Tin	Galva Metal	Egypt
Tantalum	Gannon & Scott	United States
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Tantalum	Global Advanced Metals	United States, Austria, Japan
Tin	Grant Manufacturing and Alloying	United States
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Tin	Guang Xi Hua Xi Corp.	China
Gold	Guangdong Jinding Gold Limited	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili Branch	China
Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand, Japan, Germany, United States
Tin	Hakuto Co., Ltd.	Japan
Tin	Handok Metal Ind. Co., Ltd.	Korea
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Harima Smelter	Japan
Gold	Harmony Gold Refinery	South Africa
Gold	Heesung Metal Ltd.	Korea
Gold	Heimerle + Meule GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tin	Heraeus Limited 賀利氏有限公司	China, Hong Kong, Germany, United States
Tin	High Quality Technology Co., Ltd.	China
Gold	Hisikari Mine	Japan
Tin	Hitachi Media Electronics Co., Ltd.	Japan
Tantalum	Hi-Temp	United States
Gold	HMG	Germany
Gold	HMS	Hong Kong
Gold	Hon Hai Precision Ind. Co., Ltd.	Taiwan
Tin	Hong Qiao New Electrilac Metirail (Shenzhen) Co., Ltd.	China
Tin	Hua Eng Wire & Cable Co., Ltd.	Taiwan
Tin	Hua Yi Metal Materials Co., Ltd.	China
Gold	Huafu Cryogenic Vessel CO., LTD	China
Tin	Huang Gang Tong Ding Metal	China
Tin	Hui Chang Hill Tin Industry Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hundson Tecnologies Inc.	China

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	HwaSeong CJ Co., Ltd.	Korea
Tungsten	Hydrometallurg, JSC	Russian Federation
Tin	Hyundai-Steel	Korea
Tin	IBF Ind. Brasileira de Ferroligas LTDA	Brazil
Gold	ICT-Lanto Limited	Hong Kong
Tin	Increasingly and Chemical (Suzhou) Co., Ltd.	China
Tin	Independence Mining Company, Inc.	Thailand
Tin	Indonesia State Tin Corporation	Indonesia
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Tin	Ishihara Chemical Co. Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Tungsten	Izawa Metal Co., Ltd. 井澤金屬株式會社	Japan
Gold	Japan Mint	Japan
Tin	Jau Janq Enterprise Co., Ltd.	Taiwan
Tin	Jean Goldschmidt International	Belgium
Gold	Jiangsu Huafeng Electronics Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Jin Dong Heng	China
Gold	JinBao Electronic Co., Ltd.	China
Gold	Jinfeng Gold Mine Smelter	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	Johnson Matthey Inc.	United Kingdom, United States, Canada
Gold	JSC Ekaterinburg Non-ferrous Metal Processing Plant	Russian Federation
Tin	Ju Tai Industrial Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Tin	Kai Unita Trade Limited Liability Company	China
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kanfort Industrial (Yantai) Co., Ltd.	China
Tungsten	Kanto Denka Kogyo Co., Ltd. 關東電化工業株式會社	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kee Shing	Hong Kong
Tantalum	Kemet Blue Metals	Mexico, United States
Tungsten	Kennametal Huntsville	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Tin	Kihong T & G	Indonesia
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tin	Kiyomine Metal Industry Co., Ltd.	Japan
Gold	KJ Iron and Steel Group	China
Gold	Kojima Chemicals Co., Ltd.	Japan
Tin	Koki Co., Ltd.	Japan, Thailand
Gold	Korea Metal	Korea
Tin	Kovohut Pibram Nastupnicka, A.S.	Czech Republic
Tin	Ku Ping Enterprise Co., Ltd.	Taiwan
Gold	Kunshan Concentric Electroplating	China
Gold	Kyocera	Japan
Tungsten	Kyoritsu Gokin Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Tin	Laibin Huaxi Smelting Co., Ltd. 來賓華錫冶煉有限公司	China
Gold	LBMA	Germany
Tin	Leqing City Honored Metal Co., Ltd.	China
Tin	Leshan EP Technologies Co., Ltd. 樂山氏達科技有限公司	China
Tin	LG Innotek Co., Ltd.	Korea
Tin	Li Chun Metals Co., Ltd.	Taiwan, China

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Linde Electronics GmbH & Co. KG	Germany
Gold	Lingbao Gold	China
Tin	Linwu Xianggui Mineral Smelting Co., Ltd. 臨武湘桂礦冶有限責任公司	China
Tin	Liuzhou China Tin	China
Gold	London Bullion Market Association	United Kingdom
Gold	L'Orfebre S.A.	Andorra
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	LS-Nikko Copper Inc.	Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Gold	Malaysia Smelting Corp.	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Gold	Materion	United States
Tungsten	Matheson Special Gas Production Co., Ltd.	Korea
Gold	Matsuda Sangyo Co., Ltd.	Japan
Tantalum	Matsuo Electric	Japan
Tin	MCP Group	United States
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Mentok Smelter	Indonesia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Chimique	Belgium
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Gold	Metalor Technologies	Taiwan, Hong Kong, China, Singapore, Germany, United States, Mexico
Tungsten	Meterion Corporation (Advanced Materials Thin Film Products)	United States
Tantalum	Mineração Taboca S.A.	Brazil
Tin	Ming Li Jia Metal Factory	China
Tin	Mining & Chemical Products Ltd. (MCP-UK)	United Kingdom
Tin	Minmetals Ganzhou Tin Co., Ltd.	China
Tin	Minsur	Peru
Gold	Mistubishi Materials Corporation	Japan, China
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	Hong Kong, Japan
Gold	MK Electron	Korea, Indonesia
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn. Bhd.	Malaysia
Gold	Molex Japan Co., Ltd.	Japan
Tungsten	Moliren Ltd.	Russian Federation
Tantalum	Molycorp Silmet A.S.	Estonia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Tin	Multiple Xin Precision Metal Electroplating Factory	China
Gold	N.E. Chemcat Corporation	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Tin	Nan Kang City Jin Long Mine Industry Co., Ltd. 南康市金龍礦業有限公司	China
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tin	Nathan Trotter & Co., Inc.	United States
Gold	Navoi	Uzbekistan
Tin	New Original Metal (China) Co., Ltd.	China
Tin	NGHE Tin Non-ferrous Metal Company	Indonesia, Vietnam
Tungsten	NGK Spark Plug Co. Ltd.	Japan
Tungsten	Niagara Refining LLC	United States
Tin	Nihon Superior Co., Ltd.	Japan, Malaysia
Tin	Nikkei Singapore Aluminium Pte., Ltd.	Singapore
Tin	Ningbo Jintian Copper (Group) Company Limited	China
Tungsten	Ning Hua Xing Luo Keng Tungsten Mining Co., Ltd. 寧化行洛坑鎢礦有限公司	China

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	Ningxia	China, Japan, Thailand
Tantalum	Niotan	United States
Gold	Nippon Micrometal Corporation	Japan
Tantalum	Nitora	Switzerland
Tungsten	North American Tungsten	Colombia, United States, Canada
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand, Philippines
Tungsten	OCI Materials Co., Ltd.	Korea
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	OMSA	Germany, Singapore, Bolivia, Indonesia
Tin	Ou Enji (Suzhou) Electronic Chemical Company Limited	China
Gold	Pamp S.A.	Switzerland
Tin	Pan Jit International Inc.	Taiwan
Gold	Pan Pacific Copper Co., Ltd.	Japan
Gold	PCTT Ltd.	Thailand
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Philippine Associated Smelting and Refining Corporation	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tin	Phoenix Metal Ltd.	Rwanda
Tantalum, Tungsten	Plansee	Austria
Gold	PM Sales Inc.	United States
Tungsten	Pobedit, JSC	Russian Federation
Tin	Poongsan Corporation	Korea
Tantalum	Posco	Korea
Tantalum	Power Resources Ltd.	Macedonia (The Former Yugoslav Republic Of)
Gold	Prioksky Plant of Non-ferrous Metals	Russian Federation
Tin	ProTek Devices	United States
Tin	Pure Technology	Indonesia, Russia
Gold	PX Précinox SA	Switzerland
Gold	Qiankun Gold and Silver	China
Tin	Qualitek Delta Philippines, Inc.	Philippines
Tantalum	QuantumClean	United States
Tin	Rahman Hydraulic Tin Berhad	Malaysia
Gold	Rand Refinery (Pty.) Ltd.	South Africa
Tin	Redring Solder (M) Sdn. Bhd.	Malaysia
Tin	Redsun	Taiwan
Gold	Refinering of Shandong Gold Mining Co., Ltd.	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH	China
Tin	Rohm and Haas Electronic Materials Asia Ltd. 羅門哈斯電子材料亞洲有限公司	China
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung Technology Materials Co., Ltd.	Taiwan
Tin	S Company	Thailand
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safina A.S.	Czech Republic
Gold	Saga Prefecture	Japan

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Republic of Korea
Tin	Samhwa Non-ferrorus Metal Ind. Co., Ltd.	Korea
Gold	Samwon Metals Corp.	Republic of Korea
Tungsten	Sandvik Material Technology	Sweden
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Gold	Sanmenxia Hang Seng Science and Technology, Research and Development Co., Ltd.	China
Gold	Saxonia Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal	Netherlands
Gold	Scotia Mocatta	Hong Kong
Gold	SD Gold	United States
Tin	Selayang Solder Sdn. Bhd.	Malaysia
Gold	Sempsa Joyería Platería S.A.	Spain
Gold	Sendi (Japan): Kyocera Corporation	Japan
Tin	Senju Metal (Shanghai) Co., Ltd. 千住金屬(上海)有限公司	China, Japan
Tin	SGS Bolivia S.A.	Bolivia
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandong Gold Mining Co., Ltd.	Singapore, China
Gold	Shanghai Gold Exchange	China
Tin	Shen Mao Sokder (M) Sdn. Bhd. 昇貿(馬來西亞)有限公司	Malaysia
Tin	Shengnan Metal Products Factory 深圳市晟楠金屬製品廠 (晟楠科技股份有限公司中國分公司 , Chernan Technology Co., Ltd.)	China
Tin	Shenmao Technology Inc.	Taiwan, China
Tin	Shenzhen Chemicals & Light Industry Co., Ltd. 深圳市化輕貿易有限公司	China
Gold	Shonan Plant Tanaka Kikinzoku	Japan
Tin	Shuer Der Industry (Jiangsu) Co., Ltd.	China
Tungsten	Sichuan Metals & Materials Imp. & Exp. Co., Ltd. 四川省五金礦產進出口公司	China
Tin	Silver100 Aluminium Innovation (Guang Dong) Ltd. 廣東銀一百創新鋁業有限公司	China
Gold	Singway Technology Co., Ltd.	Taiwan
Tin	Smelting Branch of Yunnan Tin Company Ltd.	China
Gold	So Accurate Refining	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tin	Soft Metais Ltda.	Brazil
Gold	Sojitz Corporation	Japan
Gold	Solar	Taiwan
Tin	Solder Coat Co., Ltd.	Japan
Tantalum	Solikamsk	Russia
Gold	Soochow University's	China
Tungsten	South-East Non-ferrous Metal Company Limited of Hengyang City	China
Gold	Speedrise / APL	China
Gold	Standard Bank	Hong Kong
Tin	Strait Metal Technology Sdn. Bhd.	Malaysia
Gold	Sudan Gold Refinery	Sudan
Tin	Süddeutsche Metallhandels-gesellschaft mbH	Germany
Gold	Sumisho	Japan
Gold	Sumitomo Metal (SMI) Electronics Devices Inc.	Japan
Tin	Sundwiger Messingwerk GmbH & Co. KG	Germany
Gold	SungEel HiTech	Repulbic of Korea
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Tin	SuZhou Cangsong Metal Product Co., Ltd. 蘇州倉松金屬製品有限公司	China
Gold	T.C.A S.P.A	Italy
Tin	Taboca/Paranapanema	Brazil
Tungsten	Taegutec	Korea
Tin	Taicang City Nancang Metal Material Co., Ltd. 太倉市南倉金屬材料有限公司	China
Tin	Taiwan Total Co. Ltd.	Taiwan

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Taiyo Nippon Sanso Taiwan, Inc. 台灣大陽日酸股份有限公司	Taiwan
Gold	Taizhou Mayor River Electron Limited Company	China
Tantalum	Takei Chemicals	Japan
Tin	Talcang City Nankang Metal Materila Co., Ltd.	China
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd.	Japan
Tin	Tamura Kaken Corporation	Japan
Tin	Tanaka Denshi Kogyo K.K (Hong Kong)	Hong Kong, Japan
Tantalum	Tantalite Resources (Pty.) Ltd.	South Africa
Tin	TDK Corporation	Japan
Gold	Technic Inc.	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tantalum	Telex	United States
Gold	Terminal	China
Tin	Thailand Smelting & Refining Co., Ltd.	Thailand
Gold	Thaisarco	Thailand
Gold	The Bank of Nova Scotia/Standard Merchant Bank (Asia) Limited	Hong Kong
Tin	The Chenzhou Cloud Xiang River Mining Co., Ltd. 郴州雲湘礦冶有限責任公司	China
Gold	The Eastern of Dong Guan Highly Toxic Co., Ltd.	China
Tin	The Force Bridge Surface Treatment Material Factory 深圳力橋表面處理材料廠	China
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Hutti Gold Mines Co., Ltd.	India
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Tin	Tianjin Yishang Chemical Trade Co., Ltd. 天津一商化工貿易有限公司	China
Gold	Timah Company	Indonesia
Tin	Tochij	Japan
Tin	Toko Electronic Mfg. Co., Ltd.	Indonesia
Gold	Tokuriki Honten Co., Ltd.	Japan
Tin	Tong Ding Metal Materials Co. 通鼎金属材料有限公司	China
Tin	Tongding Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	Toyo Smelter & Refinery (Ehime)	Japan
Tantalum	Tranzact, Inc.	United States
Tin	Tuyen Quang Non-ferrous Metals Joint Stock Company	Viet Nam
Tin	UBS Metalor	Switzerland
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tungsten	ULVAC, Inc. 優貝克有限公司	Japan
Tungsten	Umicore	Netherlands, Brazil, Belgium, Thailand
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tin	Uni Bros Metal Pte., Ltd.	Singapore
Tin	Uniforce Metal Industrial Corp.	Taiwan
Tin	Unit Metalurgi PT Timah (Persero) Tbk	Indonesia
Gold	United Precious Metal Refining, Inc.	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Tin	Untracore Co., Ltd.	Thailand
Tin	Univertical International (Suzhou) Co., Ltd.	China
Gold	Uyemura Internation Corporation	Taiwan
Gold	Valcambi S.A.	Switzerland
Tin	Vertex Metals Incorporation	Taiwan
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tin	Vishay Intertechnology, Inc. 威世公司	China
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Gold	W.C. Heraeus GmbH	Canada, United States

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Walsin Technology Corporation	Taiwan
Gold	Western Australian Mint Trading as The Perth Mint	Australia
Tin	Westfalenzinn	Germany
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Gold	Wieland Edelmetalle GmbH	Germany
Gold	Williams Advanced Materials, NY	United States
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	China
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Gold	Wuxi Middle Treasure Materials	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. 廈門嘉鷺金屬工業有限公司	China
Tungsten	Xianglu Tungsten Industry Co., Ltd. 廣東翔鷺鎢業股份有限公司	China
Tin	Xin Wang Copper Smelter	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Gold	Xstrata Canada Corp.	Canada
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company 煙臺招金勵福貴金屬股份有限公司	China
Tin	Ye Chiu Metal (Taicang) Co., Ltd. 怡球金屬(太倉)有限公司	China
Tin	Yeonhab Precision Co., Ltd.	Korea
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tin	Yifeng Tin Industry (Chenzhou) Co., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yoo Chang Metal	Korea, Taiwan
Tin	Yun Xi Group	China
Gold	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yuntinic Chemical GmbH	Germany
Tin	YunXi	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tin	Zhuhai Horyison Solder Co., Ltd. 珠海市海裕鑫錫業有限公司	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China